As filed with the Securities and Exchange Commission on March 30, 1999

                        Registration Statement No. 333-40889
____________________________________________________________
                        ____________

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                    _____________________

               POST-EFFECTIVE AMENDMENT NO. 1
                             TO

                          FORM S-3
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                    _____________________

                       RENO AIR, INC.
   (Exact name of Registrant as specified in its charter)

                       STATE OF NEVADA
                  (State of incorporation)
                         88-0259913
            (I.R.S. Employer Identification No.)
                    _____________________

                       220 EDISON WAY
                     RENO, NEVADA 89502
                       (775) 954-5000
     (Address, including zip code, and telephone number,
                   including area code, of
          Registrant's principal executive offices)
                    _____________________

                   STEVEN A. ROSSUM, ESQ.
                       220 EDISON WAY
                     RENO, NEVADA 89502
                       (775) 954-5000
  (Name, address, including zip code, and telephone number,
                    including area code,
                    of agent for service)
                    _____________________

____________________________________________________________
                        ____________
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                DEREGISTRATION OF SECURITIES

      The Registration Statement on Form S-3 (Registration No. 333-40889) (the "Registration Statement") of Reno Air, Inc. ("Reno"), a Nevada corporation, pertaining to 1,436,000 shares of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.001 per share ("Preferred Stock") and up to 4,162,318 shares of Common Stock, par value $0.01 per share to which this Post-Effective Amendment No. 1 relates, was declared effective by the Securities and Exchange Commission on April 3, 1998.

      In accordance with an undertaking made by Reno in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Reno hereby removes from registration all unsold shares of Common Stock and Preferred Stock under the Registration Statement.

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                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, and State of Texas, on the 30th day of March 1999.

                              RENO AIR, INC.


                              By:/s/ Donald J. Carty
                                 Donald J. Carty
                                 CHAIRMAN OF THE
                                 BOARD OF DIRECTORS

     Pursuant to the requirements of the Securities  Act  of
1933,   this   Post-Effective  Amendment  No.   1   to   the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


PRINCIPAL EXECUTIVE OFFICER:


     /s/ Donald P. O'Hare   President and
     Donald P. O'Hare       Chief Executive Officer   March 30, 1999

PRINCIPAL FINANCIAL AND ACCOUNTING
OFFICER:


                               Senior Vice President
     /s/ W. Stephen Jackson    and Chief Financial
     W. Stephen Jackson        Officer                March 30, 1999

DIRECTORS:


     /s/ Gerard J. Arpey       Director               March 30, 1999
     Gerard J. Arpey


     /s/ Jeffrey C. Campbell   Director               March 30, 1999
     Jeffrey C. Campbell

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     /s/ Donald J. Carty       Director               March 30, 1999
     Donald J. Carty


     /s/ Charles D. MarLett    Director               March 30, 1999
     Charles D. MarLett


     /s/ Donald P. O'Hare      Director               March 30, 1999
     Donald P. O'Hare